Supplementary Data (Unaudited): Shareholder Meeting Information

A special meeting of the shareholders of each series of Select Advisors Trust C (a "Trust C Fund") was held on October 29, 1998. At the meeting, the shareholders of each Trust C Fund (other than the Touchstone Growth & Income Fund C) voted on a proposal to approve an Agreement and Plan of Reorganization and Liquidation and the transactions contemplated thereby, including (a) the transfer of substantially all of the assets and liabilities of each such Trust C Fund to the corresponding series of Select Advisors Trust A each (a "Trust A
Fund"), in exchange for Class C shares of such Trust A Fund, and (b) the distribution of such Trust A Fund's Class C shares to the shareholders of such Trust C Fund. The result of the votes taken among shareholders on the proposal is listed below:

Touchstone Emerging Growth Fund C

160,503.253 shares were represented by proxy, or 70.45% of outstanding shares of the Fund.

                    # of Shares Voted   % of Shares Voted

Affirmative         156,451.898         97.48%
Against             3,135.783           1.95%
Abstain             915.572             0.57%
TOTAL               160,503.253         100.00%


Touchstone International Equity Fund C

305,760.258 shares were represented by proxy, or 79.09% of outstanding shares of the Fund.

                    # of Shares Voted   % of Shares Voted

Affirmative         297,910.560         97.43%
Against             6,058.907           1.98%
Abstain             1,790.791           0.59%
TOTAL               305,760.258         100.00%

Touchstone Income Opportunity Fund C

249,280.031 shares were represented by proxy, or 65.45% of outstanding shares of the Fund.


                    # of Shares Voted   % of Shares Voted

Affirmative         234,609.552         94.11%
Against             4,650.441           1.87%
Abstain             10,020.038          4.02%
TOTAL               249,280.031         100.00%

Touchstone Value Plus Fund C

25,015.000 shares were represented by proxy, or 99.81% of outstanding shares of the Fund.

                    # of Shares Voted   % of Shares Voted

Affirmative         25,015.000          100.00%
Against             0.000               0.00%
Abstain             0.000               0.00%
TOTAL               25,015.000          100.00%

Touchstone Balanced Fund C

181,372.737 shares were represented by proxy, or 72.75% of outstanding shares of the Fund.

                    # of Shares Voted        % of Shares Voted

Affirmative         175,808.394              96.93%
Against             2,082.821                1.15%
Abstain             3,481.522                1.92%
TOTAL               181,372.737              100.00%

Touchstone Bond Fund C

71,786.785 shares were represented by proxy, or 56.82% of outstanding shares of the Fund.

                    # of Shares Voted   % of Shares Voted

Affirmative         62,972.982          87.72%
Against             0.000               0.00%
Abstain             8,813.803           12.28%
TOTAL               71,786.785          100.00%


-------------------------------------------------------------------------------
--------------------------------------------------------

A special meeting of shareholders of Touchstone Growth & Income Fund C (the "Fund"), a series of Select Advisors Trust C, was held on November 19, 1998. At the meeting, the shareholders of the Fund voted on a proposal to approve an Agreement and Plan of Reorganization and Liquidation and the transactions contemplated thereby, including (a) the transfer of substantially all of the assets and liabilities of the Fund to the corresponding series of Select Advisors Trust A (the "Trust A Fund"), in exchange for Class C shares of the Trust A Fund, and (b) the distribution of the Trust A Fund's Class C shares to the shareholders of the Fund. The result of the vote taken among shareholders on the proposal is listed below:

86,891.275 shares were represented by proxy, or 53.29% of outstanding shares of the Fund.

                    # of Shares Voted   % of Shares Voted

Affirmative         75,020.817          86.34%
Against             1,243.421           1.43%
Abstain             10,627.037          12.23%
TOTAL               86,891.275          100.00%